Exhibit 10.6

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is executed effective the 23rd day of August, 2005, by and between AMCOMP INCORPORATED, a Delaware corporation (the “Borrower”), and AMSOUTH BANK (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank entered into that certain Loan Agreement dated as of October 12, 2000 (the “Loan Agreement”) (all capitalized terms used herein but not defined shall have the meanings given such terms in the Loan Agreement as amended), pursuant to which the Bank agreed to make the Term Loan to the Borrower in the original principal amount of $11,250,000 (the “Original Loan”) and subsequently the Borrower and Bank entered into that certain First Amendment to Loan Agreement dated as of April 25, 2003 and that certain Second Amendment to Loan Agreement dated as of April 23, 2004;

WHEREAS, the Borrower has requested certain additional amendments to the Loan Agreement and the Bank has consented to such changes;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

1.                                       The definition of Restricted Payment contained in Section 1.01 is hereby amended to delete the following from the definition:

(i) Any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereinafter outstanding.

2.                                       Section 7.01(h) is hereby modified by deleting the amendment made to Section 7.01(h) as contained in the Second Amendment to Loan Agreement and the following substituted in its place:

(h)                                 and that certain debt (i) issued on April 29, 2004, in the amount of Ten Million Dollars ($10,000,000) to Dekania CDO II, Ltd. as part of a pooled transaction and (ii) and that certain debt issued May 26, 2004, in the amount of Twelve Million Dollars ($12,000,000) to ICONS, Inc. as part of a pooled transaction and (iii) that certain debt issued September 14, 2004, in the amount of Ten Million Dollars ($10,000,000) to Alesco Preferred Funding V, Ltd. as part of a pooled transaction.

3.                                       The phrase “the Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except” is hereby deleted from the introduction of Section 7.01 and the following substituted in its place:

The Borrower will not, nor will it permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness in any amount greater than Twenty Five Million Dollars ($25,000,000) in the aggregate, except”

4.                                       Section 7.04 is amended to delete paragraph (c) and paragraph (d).

5.                                       The sentence added to Section 7.05 by the Second Amendment to Loan Agreement is hereby deleted and the following substituted in its place:

Provided, however, the Bank will allow the Borrower to substitute certain Investments in an amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) that are currently not Permitted Investments so long as such substituted Investments are industry related and so long as investing in such substituted Investments will not cause an Event of Default under any of the financial covenants contained in the Agreement.

6.                                       Section 8.01 is amended to increase the amount set forth in sub-section (h) and (i) from One Million Five Hundred Thousand Dollars ($1,500,000) to Two Million Five Hundred Thousand Dollars ($2,500,000).

7.                                       Except as expressly set forth herein, all terms of the Loan Agreement as amended shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Bank.

8.                                       The Borrower hereby restates, ratifies and reaffirms each and every term, representation, covenant, and condition set forth in the Loan Agreement, as amended hereby, effective as of the date hereof.

9.                                       The Borrower agrees to take such further actions as the Bank reasonably may request in connection herewith to evidence the amendments to the Loan Agreement herein contained.

10.                                 This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11.                                 This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

AMCOMP INCORPORATED,
as Borrower

By:	/s/ Frederick R. Lowe
Frederick R. Lowe,
Chief Executive Officer

AMSOUTH BANK, as Bank

By:	/s/ James Hanning
James Hanning,
Assistant Vice President